Exhibit 99.1
For Immediate Release: Contact Ronn Torossian, 5W Public Relations, 212-999-5585, Ronn@5wpr.com
Global Consumer Acquisition Corp. Announces Agreements to Recapitalize Nevada Community Banks
Agreements for Concurrent Acquisitions of Nevada Bank Franchises of Colonial Bank and of 1st Commerce Bank to Create “New” Nevada Financial Institution With 22 Branches, $477 million of Gross Loan Assets, $320 million of Transaction Account Deposits, and $214 million in Time Deposits
Experienced Management Team With Strong Balance Sheet and Growth Potential Poised to Benefit From Nevada’s Business Friendly Environment
LAS VEGAS, NEVADA July 14, 2009 — Global Consumer Acquisition Corp. (GCAC) announced today entry into agreements for concurrent acquisitions of:
o	The Nevada branch operations and certain assets of Colonial Bank, a subsidiary of The Colonial BancGroup, Inc. (NYSE: CNB), a $26 billion financial services company. The acquisitions will include approximately $440 million of loans and approximately $492 million in deposits; and.

o	1st Commerce Bank, a de novo Nevada bank formed by Capitol Bancorp Limited (NYSE: CBC) and local Nevada executives. 1st Commerce carries a Nevada bank charter under which the combined entity will continue to operate.
Post-closing, GCAC will be the largest recapitalization of a newly formed commercial bank holding company by a SPAC in US history, and be re-named Western Liberty Bancorp (WLB). WLB will become a bank holding company and its banking operations will be conducted through its newly acquired subsidiary, which will retain the 1st Commerce Bank name.
1st Commerce Bank will have 22 branch locations in the State of Nevada. WLB will have approximately $477 million of Gross Loan Assets, $320 million of Transaction Account Deposits and $214 million in Time Deposits, with residual brokered deposits of less than $13 million.
WLB will focus on conservative business and commercial real estate lending, consumer lending, trade finance and depository products. WLB, through GCAC’s management oversight, will be instrumental in overseeing the credit processes of 1st Commerce Bank, and will be ideally positioned to capitalize on recent financial market turmoil, troubled assets and increased regional and commercial banking closures over the past twelve months. The recapitalization plan is anticipated to create what is likely to be a substantially “over capitalized” financial institution to benefit from tight lending markets and current economic conditions.

High Quality Balance Sheet
As part of the acquisition process, GCAC had the opportunity to select which assets of Colonial Bank it would acquire. GCAC and its outside consultants and advisors also performed a thorough analysis of 1st Commerce Bank’s loan portfolio. GCAC engaged Crowe Horwath LLP, Proskauer Rose LLP and Brownstein Hyatt Farber Schreck, LLP to assist in reviewing the loan portfolios of both Colonial’s Nevada Region and 1st Commerce Bank.
Transaction Valuation
GCAC expects to “create” WLB at a compelling valuation of approximately 1.29x projected initial tangible book value of $255.7 million (subject to final purchase accounting adjustments) and 1.11x initial book value on a GAAP basis with a 32% capital ratio (assuming all public shares remain outstanding following the closing of the acquisitions) suggesting significant opportunity to grow the balance sheet. Notably, GCAC has self-selected the substantial majority of its loan portfolio in an effort to minimize “legacy loan” exposure.
Experienced Management to Drive Growth Strategy
Western Liberty Bancorp’s management team will have significant experience in growing core deposits and deep relationships in the local community, and expects to retain and expand its core deposit base through its branch network and traditional business and private banking. WLB expects to capitalize on its well-established community relationships to source loans while leveraging the credit background of its management team to increase the efficiency and effectiveness of its underwriting processes. Additionally, the local team will be complemented by GCAC’s sponsorship, which enjoys a long history in the financial services industry with extensive experience in credit processes.
Mark Daigle, has served as President/CEO of Colonial Bank’s Nevada operations, and has led the growth of the business from approximately $250 million in deposits in 2001 to almost $1 billion, and from 8 to 22 branches, within eight years. Daigle has been an active member of both the business and civic communities of Nevada throughout this time. After receipt of all necessary regulatory approvals for the two transactions, Daigle will serve as President and CEO of 1st Commerce Bank, and will serve on the Board of Directors of WLB.
Jason Ader, highly regarded by the investment community as one of the country’s foremost investors in the real estate, gaming and hospitality industries will serve as Chairman and Chief Executive Officer of WLB and Chairman of 1st Commerce Bank. Ader serves on the Board of Directors of Las Vegas Sands Corp, and is founder and CEO of Hayground Cove Asset Management, a New York-based investment management firm.
Daniel Silvers will serve as President of WLB and will serve on WLB’s Board of Directors. Silvers, President of Hayground Cove Capital Partners LLC, previously had responsibility for gaming and real estate investments at Fortress Investment Group, a leading global alternative asset manager. Silvers has been instrumental in transactions within the real estate, gaming and hospitality industries totaling over $13 billion.
Laus Abdo will serve as Chief Operating Officer of WLB, bringing over 20 years of Nevada based experience in commercial real estate and gaming lending.
Deep Nevada Expertise and Market Knowledge

“We are pleased to utilize our SPAC investment vehicle to create this “new” Nevada financial institution, which will benefit investors and consumers alike. This transaction is a positive step for the Nevada banking system, as we expect our self-selected loan portfolio and well-capitalized balance sheet will enable us to lend and acquire loan assets at attractive levels. WLB plans to be a very active partner in government-assisted deals involving other depository institutions, and will seek organic growth in deposits driven by our strong branch network and external growth through prudent acquisitions. Few of our competitors have the capital and the team required to execute on our business plan in today’s economic environment,” said Jason Ader, future Chairman and Chief Executive Officer of Western Liberty Bancorp.
“We are creating what we expect to be recognized by consumers and local businesses as the dominant community bank in Nevada, given our strong capital base and balance sheet. We have an outstanding Nevada banking team, and are very excited about the future,” said Mark Daigle, future President and CEO of 1st Commerce Bank. “Nevada continues to offer one of the most favorable business environments in the country, which combined with a revitalized platform for growth makes for a truly winning formula. As with the predecessor operations, we will continue to be strong supporters of the business and civic communities in which we operate.”
Financial Sponsorship

Hayground Cove Asset Management and GCAC have entered a financing arrangement to provide Hayground Cove with commitments of up to $140 million, with GCAC committing to purchase the shares at Hayground’s basis post-closing. Such commitments are subject to a restructuring of all warrants in a manner acceptable to Hayground Cove.
Approvals

The proposed transaction has received the necessary approvals from the respective board of directors of the entities involved in the transactions, and is subject to regulatory approvals and other customary closing conditions. Overall timing of closing of a transaction will be driven by the timing of regulatory approvals.
Conference Call:
A conference call will be held today, at 10 AM EST Tuesday, July 14th. Participants may dial in to 1-866-394 — 6573, Conference ID # 20170496
A digital recording of conference will be available for replay two hours after the call’s completion. To access the recording, guests will dial 1-800-642-1687 or 1-706-645-9291.

About Global Consumer Acquisition Corp.
Global Consumer Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination with one or more domestic or international operating businesses.
Company Contact:
Andrew Nelson
Chief Financial Officer
Global Consumer Acquisition Corp.
(212) 445-7800
Additional information and Where to Find It
GCAC intends to file a proxy statement with the Securities and Exchange Commission in connection with the special meeting of the GCAC stockholders to approve the proposed transactions (the “Special Meeting Proxy Statement”). Stockholders of GCAC and other interested persons are advised to read, when available, the Special Meeting Proxy Statement in connection with GCAC’s solicitation of proxies for the special meeting because they will contain important information. The Special Meeting Proxy Statement will be mailed to GCAC stockholders as of a record date to be established for voting on the proposed transactions. Stockholders will also be able to obtain a copy of the Special Meeting Proxy Statement without charge, by directing a request to: Global Consumer Acquisition Corp., 1370 Avenue of the Americas, 28th floor, New York, New York 10019, Attention: Mr. Andrew Nelson. Free copies of these documents, once available, can also be obtained, without charge, on GCAC’s website or at the SEC’s internet site (http://www.sec.gov).
In addition to the proposed Special Meeting Proxy Statement, GCAC files annual, quarterly and special reports, proxy statements and other information with the SEC. Free copies of these documents can be obtained, without charge, on GCAC’s website or at the SEC’s internet site (http://www.sec.gov). GCAC, 1st Commerce Bank, Capitol Development, Colonial Bank and their respective directors, executive officers, affiliates and other persons may be deemed to be participants in the solicitation of proxies for the special meeting of GCAC stockholders to be held to approve the proposed transactions. Additional information regarding the interests of potential participants will be included in the proxy statement and other materials to be filed by GCAC with the SEC.
PARTICIPANTS WILL BE INCLUDED IN THE SPECIAL MEETING PROXY STATEMENT AND OTHER MATERIALS TO BE FILED BY GCAC WITH THE SEC

Risks and Uncertainties; Forward-Looking Statements
This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this report are based on our current expectations and beliefs concerning future developments and their potential effects on us and speak only as of the date of such statement. There can be no assurance that future developments affecting us will be those that we have anticipated.
These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, (i) the risk that the businesses of GCAC and 1st Commerce and the assets of the Nevada branch franchise of Colonial Bank will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (ii) expected revenue synergies and cost savings from the acquisitions may not be fully realized or realized within the expected time frame; (iii) revenues following the acquisitions may be lower than expected; (iv) deposit attrition, operating costs, customer loss and business disruption following the acquisitions, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (v) the ability to obtain governmental and regulatory approvals of the acquisitions on the proposed terms and schedule; (vi) the failure of our shareholders to approve the acquisitions; (vii) local, regional, national and international economic conditions and the impact they may have on us upon consummation of the acquisitions and our customers and our assessment of that impact; (viii) changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; (ix) prepayment speeds, loan originations and credit losses; (x) sources of liquidity; (xi) our common shares outstanding and common stock price volatility; (xii) fair value of and number of stock-based compensation awards to be issued in future periods; (xiii) legislation affecting the financial services industry as a whole, and/or the parties to the acquisition and their subsidiaries individually or collectively; (xiv) regulatory supervision and oversight, including required capital levels; (xv) increasing price and product/service competition by competitors, including new entrants; (xvi) rapid technological developments and changes; (xvii) our ability to continue to introduce competitive new products and services on a timely, cost-effective basis following the consummation of the acquisitions; (xviii) the mix of products/services; (xix) containing costs and expenses; (xx) governmental and public policy changes; (xxi) protection and validity of intellectual property rights; (xxii) reliance on large customers; (xxiii) technological, implementation and cost/financial risks in large, multi-year contracts; (xxiv) the outcome of pending and future litigation and governmental proceedings; (xxv) continued availability of financing; (xxvi) financial resources in the amounts, at the times and on the terms required to support our future businesses; and (xxvii) material differences in the actual financial results of acquisitions and acquisition activities compared with our expectations, including the full realization of anticipated cost savings and revenue enhancements. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under the heading “Risk Factors” filed in our Annual Report on Form 10-K for the year ended December 31, 2008. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to GCAC’s Form 10-K for fiscal year 2008 and other public documents are available on the SEC’s internet site (http://www.sec.gov).
We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.